Registration No. 333-
As filed with the Securities and Exchange Commission on March 17, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PARATEK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0960223
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 Park Plaza Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan

(Full titles of the plans)

Evan Loh, M.D.
Chief Executive Officer
75 Park Plaza
Boston, MA 02116
(Name and address of agent for service)

(617) 807-6600
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

William M. Haskel Chief Legal Officer, General Counsel and Corporate Secretary Paratek Pharmaceuticals, Inc. 75 Park Plaza Boston, MA 02116 (617) 807-6600	Thomas J. Danielski Christopher D. Comeau Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 2,832,577 shares under the Registrant’s 2015 Equity Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-205482) filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2015, its Registration Statement on Form S-8 (File No. 333-210053) filed with the SEC on March 9, 2016, its Registration Statement on Form S-8 (File No. 333-217660) filed with the SEC on May 4, 2017, its Registration Statement on Form S-8 (File No. 333-224781) filed with the SEC on May 9, 2018, its Registration Statement on Form S-8 (File No. 333-230097) filed with the SEC on March 6, 2019, its Registration Statement on Form S-8 (File No. 333-237084) filed with the SEC on March 11, 2020, its Registration Statement on Form S-8 (File No. 333-254857), filed with the SEC on March 30, 2021, and its Registration Statement on Form S-8 (File No. 333-263579), filed with the SEC on March 15, 2022.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule / Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.	Form 8-K	001-36066	3.1	October 31, 2014

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.	Form 8-K	001-36066	3.2	October 31, 2014

4.3	Certificate of Elimination of Series A Junior Participating Preferred Stock.	Form 8-K	001-36066	3.1	July 24, 2015

4.4	Amended and Restated Bylaws.	Form 8-K	001-36066	3.1	April 16, 2015

4.5	Specimen Common Stock Certificate.	Form S-3	333-201458	4.2	January 12, 2015

4.6	2015 Equity Incentive Plan.	Form S-8	333-205482	99.5	July 2, 2015

4.7	Form of Stock Option Grant Notice and Option Agreement under the 2015 Equity Incentive Plan.	Form S-8	333-205482	99.6	July 2, 2015

4.8	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Plan.	Form S-8	333-205482	99.7	July 2, 2015

4.9	Form of Leadership Team Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Plan.	Form 8-K	001-36066	10.1	August 4, 2017

4.10	Form of Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Plan.	Form 10-K	001-36066	10.6E	March 6, 2018

4.11	Form of Director Stock Option Grant Notice and Option Agreement under the 2015 Equity Incentive Plan.	Form 10-K	001-36066	10.6F	March 6, 2018

5.1*	Opinion of Ropes & Gray LLP

23.1*	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3*	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table
________________

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 17th day of March, 2023.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Evan Loh
Name: Evan Loh, M.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sarah Higgins and William M. Haskel, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Paratek Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Evan Loh	Chief Executive Officer and Director	March 17, 2023
Evan Loh, M.D.	(Principal Executive Officer)

/s/ Sarah Higgins	Vice President, Finance and Controller	March 17, 2023
Sarah Higgins	(Principal Financial and Accounting Officer)

/s/ Michael F. Bigham	Executive Chairman and Director	March 17, 2023
Michael F. Bigham

/s/ Minnie Baylor-Henry	Director	March 17, 2023
Minnie Baylor-Henry

/s/ Thomas J. Dietz	Director	March 17, 2023
Thomas J. Dietz, Ph. D.

/s/ Timothy R. Franson	Director	March 17, 2023
Timothy R. Franson, M.D.

/s/ Rolf K. Hoffmann	Director	March 17, 2023
Rolf K. Hoffmann

/s/ Kristine Peterson	Director	March 17, 2023
Kristine Peterson

/s/ Robert S. Radie	Director	March 17, 2023
Robert S. Radie

/s/ Jeffrey Stein	Director	March 17, 2023
Jeffrey Stein, Ph.D.

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